                                                                     EXHIBIT 11

                  DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF NET INCOME PER SHARE

                     For the Five Years Ended October 31, 1994
                      (All amounts other than per share data
                               are stated in thousands)


                                                      Year Ended October 31
                                                  -----------------------------
                                                     1994         1993
                                                     ----         ----

 1.  Net income (loss).....................       $603,563       $(920,860)

 2.  Adjustment - Interest expense,
       after income tax benefit,
       applicable to convertible
       debentures outstanding..............             35              60
                                                  --------       ---------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures...........       $603,598       $(920,800)
                                                  --------       ---------
                                                  --------       ---------
PRIMARY NET INCOME PER COMMON SHARE:
   Shares:
 4.  Weighted average number of common
       shares outstanding..................         86,146          77,291
                                                  --------       ---------
                                                  --------       ---------
 5.  Incremental shares:
       Dilutive common stock options.......            453           1,000
       Dilutive stock appreciation
         rights............................             48              22
                                                  --------       ---------
        Total incremental shares..........             501           1,022
                                                  --------       ---------
                                                  --------       ---------

 6.  Primary net income (loss) per common
       share (1 divided by 4)..............       $   7.01*       $ (11.91)*
                                                  --------       ---------
                                                  --------       ---------

FULLY DILUTED NET INCOME PER COMMON SHARE:
   Shares:
 7.  Weighted average number of common
       shares outstanding..................          86,146         77,291
 8.  Incremental shares:
       Dilutive common stock options.......             501          1,126
       Dilutive stock appreciation
        rights............................               49             42
 9.  Common equivalent shares from
       assumed conversion of
       convertible debentures:
         5-1/2% debentures due 2001........              19             50
                                                   --------      ---------
10.      Total.............................          86,715         78,509
                                                   --------       --------
                                                   --------       --------

11.  Fully diluted net income (loss) per
       common share (3 divided by 10)......         $  7.01*      $ (11.91)*
                                                   --------       --------
                                                   --------       --------


                                                                   EXHIBIT 11


                  DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
                  COMPUTATION OF NET INCOME PER SHARE - PAGE 2

                    For the Five Years Ended October 31, 1994
                     (All amounts other than per share data
                             are stated in thousands)

                                                   Year Ended October 31
                                             ------------------------------
                                                 1992       1991       1990
                                                 ----       ----       ----

 1.  Net income (loss).....................  $ 37,426   $(20,191)   $411,068
 2.  Adjustment - Interest expense,
       after income tax benefit,
       applicable to convertible
       debentures outstanding..............        67         91         174
                                             --------   --------    --------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures...........  $ 37,493   $(20,100)   $411,242
                                             --------   --------    --------
                                             --------   --------    --------

PRIMARY NET INCOME PER COMMON SHARE:
   Shares:
 4.  Weighted average number of common
       shares outstanding..................    76,274     76,164      75,883
                                             --------   --------    --------
                                             --------   --------    --------
 5.  Incremental shares:
       Dilutive common stock options.......       147        271         210
       Dilutive stock appreciation
         rights............................        11         11          37
                                             --------   --------    --------
        Total incremental shares..........        158        282         247
                                             --------   --------    --------
                                             --------   --------    --------

 6.  Primary net income (loss) per common
       share (1 divided by 4)..............  $    .49*  $   (.27)*  $   5.42*
                                             --------   --------    --------
                                             --------   --------    --------

FULLY DILUTED NET INCOME PER COMMON SHARE:
   Shares:
 7.  Weighted average number of common
       shares outstanding..................    76,274     76,164      75,883
 8.  Incremental shares:
       Dilutive common stock options.......       147        322         210
       Dilutive stock appreciation
        rights............................         15         16          40
 9.  Common equivalent shares from
       assumed conversion of
       convertible debentures:
         5-1/2% debentures due 2001........        54         59         136
                                             --------   --------    --------
10.      Total.............................    76,490     76,561      76,269
                                             --------   --------    --------
                                             --------   --------    --------

11.  Fully diluted net income (loss) per
       common share (3 divided by 10)......  $    .49* $    (.27)*    $  5.42*
                                             --------   --------    --------
                                             --------   --------    --------

__________
* Net income per common share outstanding was used in the designated calculations since the dilutive effect of common stock options, stock appreciation rights and assumed conversion of convertible debentures was either immaterial or antidilutive.
